MERRILL LYNCH & CO., INC.
$34,218,265,000
Merrill Lynch CoreNotesSM

              Filed under Rule 424 (b)(3), Registration Statement No. 333-109802 Filed under Rule 424 (b)(3), Registration Statement No. 333-109802
    (To Prospectus Supplement and Prospectus supplement dated November 26, 2003)

  CUSIP       AGGREGATE        PRICE TO        PURCHASING           INTEREST RATE   INTEREST PAYMENT  STATED MATURITY  SURVIVOR'S
  NUMBER   PRINCIPAL AMOUNT   PUBLIC/(1)/  AGENT'S DISCOUNT/(1)/      PER ANNUM         FREQUENCY          DATE          OPTION
---------------------------------------------------------------------------------------------------------------------------------
5901M0ES4   $  2,939,000        100.0%           1.2000%                 4.75%          Monthly           8/9/2011        Yes

                                      Trade Date: Wednesday August 4, 2004                                MERRILL LYNCH & CO.
[LOGO OF MERRILL LYNCH & CO., INC.]   Issue Date: Monday August 9, 2004                                      Purchasing Agent
4 World Financial Center              Minimum Denominations/Increments: $1,000/$1,000                     Acting as Principal
New York, NY 10080                    Original Issue Discount: No
                                      All trades settle without accrued interest and
                                      clear SDFS: DTC Book-Entry only
                                      Merrill Lynch DTC Participant Number: 161

        (1) Expressed as a percentage of the aggregate principal amount. "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.